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                                                                    Exhibit 4.1

                                    U.S. BANCORP

         7.20% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES DUE 2028
                            (UNLESS OTHERWISE EXTENDED)

                      OFFICERS' CERTIFICATE AND COMPANY ORDER


     Pursuant to the Indenture dated as of November 15, 1996 (the "Indenture"), between U.S. Bancorp, a Delaware corporation (the "Company"), and Wilmington Trust Company, as Debenture Trustee (the "Debenture Trustee") and resolutions adopted by the Company's Board of Directors on October 15, 1997, this Officers' Certificate is being delivered to the Debenture Trustee to establish the terms of a series of Securities in accordance with Section 3.1 of the Indenture, to establish the form of the Securities of such series in accordance with Section
2.1 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 3.3 of the Indenture and to comply with the provisions of Section 1.2 of the Indenture. This Officers' Certificate shall be treated for all purposes under the Indenture as a supplemental indenture thereto.

     All conditions precedent provided for in the Indenture relating to the establishment of (i) a series of Securities and (ii) the form of Securities of such series have been complied with.

     Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

     A. ESTABLISHMENT OF A SERIES OF SECURITIES PURSUANT TO SECTION 3.1 OF THE INDENTURE.

     There are hereby established pursuant to Section 3.1 of the Indenture a series of Securities which shall have the following terms:

          (1) The Securities of such series shall bear the title "7.20% Junior Subordinated Deferrable Interest Debentures Due 2028."

          (2) The aggregate principal amount of such series of Securities to be issued pursuant to this Officers' Certificate and Company Order shall be limited to $360,825,000 (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.7 of the Indenture and except for any Securities which, pursuant to Section 3.3 of the Indenture, are deemed never to have been authenticated and delivered thereunder).

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          (3)  The date on which the principal of the Securities is due and payable shall be April 1, 2028 (or such date to which the maturity of the Securities may be extended, as described in the Prospectus Supplement).

          (4) The Securities shall bear interest at the rate of 7.20% per annum (based upon a 360-day year of twelve 30-day months), from and including April 1, 1998, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly in arrears on the first day of January, April, July and October in each year, commencing July 1, 1998 until the principal thereof is paid or made available for payment. Each such January 1, April 1, July 1, or October 1 shall be an "Interest Payment Date" for the Securities of such series, and the Business Day next preceding an Interest Payment Date shall be the "Regular Record Date" for the interest payable on such Interest Payment Date. Accrued interest that is not paid on such applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at a rate per annum of 7.20% thereof compounded quarterly.

     In addition, so long as no Event of Default with respect to the Securities has occurred or is continuing, the Company has the right under the Indenture at any time during the term of such Securities to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods (each such period an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 7.20%, compounded quarterly, to the extent permitted by applicable law).

          (5) Principal of (and premium, if any) and interest on the Securities will be payable, and, except as provided in Section 3.5 of the Indenture with respect to a Global Security (as defined below), the transfer of the Securities will be registrable and Securities will be exchangeable for Securities bearing identical terms and provisions at the corporate trust office of Wilmington Trust Company, in the City of New York, New York.

          (6) The Securities will be redeemable in whole at any time and in part from time to time, at the option of the Company at any time on or after April 1, 2003 subject to the Company having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), at a redemption price equal to 100% of the principal amount of the Securities so redeemed, together with any accrued and unpaid interest to the date fixed for redemption.

          In addition, upon the occurrence of a Capital Treatment Event, an Investment Company Event or a Tax Event (each as defined below) the Company may, at its option and subject to receipt of prior approval of the Federal Reserve if


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then required under applicable capital guidelines or policies of the Federal
Reserve, redeem the Securities in whole (but not in part) at any time within 90 days of the occurrence of such Capital Treatment Event, Investment Company Event or Tax Event at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption.

     "CAPITAL TREATMENT EVENT" means the reasonable determination by the Company that, as a result of any amendment to, or change (including any prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which prospective change, pronouncement or decision is announced on or after the date of issuance of the 7.20% Trust Originated Preferred Securities (Liquidation Amount $25 per Preferred Security) (the "Preferred Securities") of USB Capital II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), there is more than an insubstantial risk of impairment of the Company's ability to treat the Preferred Securities (or any substantial portion thereof) as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

     "INVESTMENT COMPANY EVENT" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the date of issuance of the Preferred Securities of the Trust.

     "TAX EVENT" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the date of issuance of the Preferred Securities of the Trust, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Securities, (ii) interest payable by the Company on the Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes or (iii) the Trust is, or will be


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within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

     With respect to Securities which are no longer held by the Trust, "Tax Event" means receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which prospective change, pronouncement or decision is announced on or after the date or issuance of the Securities, there is more than an insubstantial risk that interest payable by the Company on the Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

          (7) The Company shall not be obligated to prepay, repay or purchase any Securities pursuant to any sinking fund, amortization or analogous provisions or at the option of the Holder.

          (8) The Securities will be issued only in fully registered form and the authorized minimum denomination of the Securities shall be $25 and any integral multiple of $25 in excess thereof.

          (9) The Securities shall be denominated, and payments of principal of (and premium, if any) and interest on the Securities of such series will be payable, in United States dollars.

          (10) The Securities shall be subject to the Events of Default specified in Section 5.1, paragraphs (1) through (7), of the Indenture.

          (11) The portion of the principal amount of the Securities which shall be payable upon declaration of acceleration of maturity thereof shall not be other than the principal amount thereof, provided, that, if such acceleration is declared by the Holders of at least 25% in aggregate liquidation amount of the Preferred Securities of the Trust then outstanding, then, upon such declaration of acceleration, the Securities which shall be payable shall be the principal amount thereof plus accrued interest.

          (12) The Securities will be issued in fully registered form, without coupons. The Securities will not be issued in bearer form.

          (13) The amount of payments of principal of and any premium or interest on the Securities will not be determined with reference to an index.


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          (14) The Securities shall not be issued in the form of a temporary
Global Security (as defined below).

          (15) The Securities will initially be in certificated form registered in the name of the name of Wilmington Trust Company, as Property Trustee (the "Certificated Securities"). The Securities may, in the sole discretion of the Company, be deposited with, and on behalf of, The Depository Trust Company, New York, New York, as Depositary, and will be represented by a global security (a "Global Security") registered in the name of a nominee of the Depositary. If, and so long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Securities of such series represented by such Global Security for all purposes under the Indenture and the Securities. The Certificated Securities or the Global Securities, as the case may be, shall bear no legends.

          (16) The Trustee shall be Paying Agent.

          (17) The Securities will not be convertible into any other securities or property of the Company. The Securities of any series may not be exchanged for Securities of any other series.

          (18) The Trust Agreement, the Amended and Restated Trust Agreement and the Guarantee Agreement are in the forms attached hereto as Exhibits A, B and C respectively.

          (19) The Securities are subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior and Subordinated Debt, as provided in the Indenture.

          (20) The Securities of such series shall have such other terms and provisions as are provided in the form set forth in Exhibit D hereto.

     B.   ESTABLISHMENT OF FORMS OF SECURITIES PURSUANT TO SECTION 2.1 OF
INDENTURE.

     It is hereby established pursuant to Section 2.1 of the Indenture that the Global Security representing the Securities shall be substantially in the form attached as Exhibit D hereto.


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     C.   ORDER FOR THE AUTHENTICATION AND DELIVERY OF SECURITIES PURSUANT TO
SECTION 3.3 OF THE INDENTURE.

     It is hereby ordered pursuant to Section 3.3 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, Securities in the aggregate principal amount of $360,825,000 registered in the name of Wilmington Trust Company, as Property Trustee, which Securities have been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Securities to Wilmington Trust Company or its custodian on or before 10:00 a.m., New York City time, on April 1, 1998.

     D.   OTHER MATTERS.

     Attached as Exhibit E hereto is a true and correct copy of resolutions adopted by the Board of Directors of the Company at a meeting on October 15, 1997, and of an authorization dated October 15, 1997, duly executed by the Chief Financial Officer of the Company, designating certain additional Authorized Officers pursuant to the resolutions adopted October 15, 1997; such resolutions and authorization have not been further amended, modified or rescinded and remain in full force and effect; and such resolutions and authorization (together with this Officer's Certificate) are the only resolutions and authorizations or other action adopted by the Company's Board of Directors or by any Authorized Officers relating to the offering and sale of the Securities.

     The undersigned have read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned have examined the resolutions adopted by the Board of Directors of the Company. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to the establishment of (i) a series of Securities, (ii) the forms of such Securities and (iii) authentication of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.


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     IN WITNESS WHEREOF, the undersigned have executed this Certificate this
1st day of April, 1998.



                                        U.S. BANCORP



                                        By /s/ David P. Grandstrand
                                           ---------------------------
                                             David P. Grandstrand
                                             Senior Vice President & Treasurer



                                        By   /s/ Kenneth D. Nelson
                                           ---------------------------
                                             Kenneth D. Nelson
                                             Vice President


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